Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007
and the Information Supplement dated December 12, 2007)	July 30, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: August 13, 2008

•	Initial valuation date: August 8, 2008

•	Final valuation date: February 6, 2009

•	Maturity date: February 11, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Bank of America Corporation	TBD	FWP-7	BAC	TBD	15.000%	60.0%	TBD	TBD	TBD	TBD	E-2439	06738QDM7/ US06738QDM78
Fresh Del Monte Produce Inc.	TBD	FWP-9	FDP	TBD	11.000%	80.0%	TBD	TBD	TBD	TBD	E-2440	06738QDN5/ US06738QDN51
First Solar, Inc.	TBD	FWP-11	FSLR	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2441	06738QDP0/ US06738QDP00
JPMorgan Chase & Co.	TBD	FWP-13	JPM	TBD	10.000%	70.0%	TBD	TBD	TBD	TBD	E-2442	06738QDQ8/ US06738QDQ82
Target Corporation	TBD	FWP-15	TGT	TBD	14.000%	75.0%	TBD	TBD	TBD	TBD	E-2443	06738QDR6/ US06738QDR65
Tesoro Corporation	TBD	FWP-17	TSO	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2444	06738QDS4/ US06738QDS49
Valero Energy Corporation	TBD	FWP-19	VLO	TBD	18.000%	70.0%	TBD	TBD	TBD	TBD	E-2445	06738QDT2/ US06738QDT22

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in

FWP-3

this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

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Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
July 29, 2008*	$34.25	$18.44	$32.22

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $32.22

Protection level: 60.00%

Protection price: $19.33

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.036623

Coupon: 15.00% per annum

Maturity: February 11, 2009

Dividend yield: 7.95% per annum

Coupon amount monthly: $12.50

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		103.98%
+ 90%	7.50%		93.98%
+ 80%	7.50%		83.98%
+ 70%	7.50%		73.98%
+ 60%	7.50%		63.98%
+ 50%	7.50%		53.98%
+ 40%	7.50%		43.98%
+ 30%	7.50%		33.98%
+ 20%	7.50%		23.98%
+ 10%	7.50%		13.98%
+ 5%	7.50%		8.98%

0%	7.50%		3.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-1.02%
- 10%	7.50%	-2.50%	-6.02%
- 20%	7.50%	-12.50%	-16.02%
- 30%	7.50%	-22.50%	-26.02%
- 40%	7.50%	-32.50%	-36.02%
- 50%	N/A	-42.50%	-46.02%
- 60%	N/A	-52.50%	-56.02%
- 70%	N/A	-62.50%	-66.02%
- 80%	N/A	-72.50%	-76.02%
- 90%	N/A	-82.50%	-86.02%
- 100%	N/A	-92.50%	-96.02%

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Fresh Del Monte Produce Inc.

According to publicly available information, Fresh Del Monte Produce Inc. (the “Company”) is an exempted holding company, incorporated under the laws of the Cayman Islands on August 29, 1996 and are 27.1% owned by IAT Group Inc., which is 100% beneficially owned by members of the Abu-Ghazaleh family.

The Company is a global business, conducted through subsidiaries, and is involved in worldwide sourcing, transportation and marketing of fresh and fresh-cut produce together with prepared food products in Europe, Africa and the Middle East. On January 27, 2003, the Company acquired Standard Fruit and Vegetable Co., Inc. (“Standard”), a Dallas, Texas based integrated distributor of fresh fruit and vegetables, which serviced retail chains, foodservice distributors and other wholesalers in approximately 30 states. On October 1, 2004, the Company acquired Del Monte Foods Europe (“Del Monte Foods”), including its operations in Europe, Africa and the Middle East.

The linked share’s SEC file number is 333-07708

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$28.52	$19.75	$25.59
December 31, 2002	$29.70	$17.41	$18.91
March 31, 2003	$23.45	$14.71	$15.25
June 30, 2003	$26.65	$14.96	$25.69
September 30, 2003	$28.90	$24.50	$24.60
December 31, 2003	$27.35	$22.61	$23.83
March 31, 2004	$27.99	$23.34	$25.76
June 30, 2004	$25.98	$22.62	$25.27
September 30, 2004	$27.65	$24.36	$24.91
December 31, 2004	$29.63	$24.80	$29.61
March 31, 2005	$33.94	$28.33	$30.52
June 30, 2005	$31.99	$25.80	$26.92
September 30, 2005	$27.82	$25.16	$27.22
December 30, 2005	$27.21	$22.01	$22.77
March 31, 2006	$23.10	$17.52	$21.15
June 30, 2006	$21.85	$16.26	$17.27
September 29, 2006	$19.18	$15.50	$17.39
December 29, 2006	$17.39	$14.75	$14.91
March 30, 2007	$20.24	$14.40	$20.05
June 29, 2007	$26.05	$19.08	$25.05
September 30, 2007	$29.99	$21.71	$28.75
December 31, 2007	$38.62	$27.28	$33.58
March 31, 2008	$38.26	$29.75	$36.40
June 30, 2008	$39.75	$22.03	$23.57
July 29, 2008*	$25.49	$19.34	$21.31

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FDP

Initial price: $21.31

Protection level: 80.00%

Protection price: $17.05

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.926326

Coupon: 11.00% per annum

Maturity: February 11, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

FWP-10

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 30, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
July 29, 2008*	$293.21	$234.01	$277.57

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $277.57

Protection level: 60.00%

Protection price: $166.54

Physical delivery amount: 3($1,000/Initial price)

Fractional shares: 0.602695

Coupon: 20.00% per annum

Maturity: February 11, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-12

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
July 29, 2008*	$43.00	$29.25	$40.75

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $40.75

Protection level: 70.00%

Protection price: $28.53

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.539877

Coupon: 10.00% per annum

Maturity: February 11, 2009

Dividend yield: 3.73% per annum

Coupon amount monthly: $8.33

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.87%
+ 90%	5.00%		91.87%
+ 80%	5.00%		81.87%
+ 70%	5.00%		71.87%
+ 60%	5.00%		61.87%
+ 50%	5.00%		51.87%
+ 40%	5.00%		41.87%
+ 30%	5.00%		31.87%
+ 20%	5.00%		21.87%
+ 10%	5.00%		11.87%
+ 5%	5.00%		6.87%

0%	5.00%		1.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.13%
- 10%	5.00%	-5.00%	-8.13%
- 20%	5.00%	-15.00%	-18.13%
- 30%	5.00%	-25.00%	-28.13%
- 40%	N/A	-35.00%	-38.13%
- 50%	N/A	-45.00%	-48.13%
- 60%	N/A	-55.00%	-58.13%
- 70%	N/A	-65.00%	-68.13%
- 80%	N/A	-75.00%	-78.13%
- 90%	N/A	-85.00%	-88.13%
- 100%	N/A	-95.00%	-98.13%

FWP-14

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O'Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
July 29, 2008*	$49.25	$42.34	$45.68

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $45.68

Protection level: 75.00%

Protection price: $34.26

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.891419

Coupon: 14.00% per annum

Maturity: February 11, 2009

Dividend yield: 1.23% per annum

Coupon amount monthly: $11.67

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.62%
+ 90%	7.00%		90.62%
+ 80%	7.00%		80.62%
+ 70%	7.00%		70.62%
+ 60%	7.00%		60.62%
+ 50%	7.00%		50.62%
+ 40%	7.00%		40.62%
+ 30%	7.00%		30.62%
+ 20%	7.00%		20.62%
+ 10%	7.00%		10.62%
+ 5%	7.00%		5.62%

0%	7.00%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.38%
- 10%	7.00%	-3.00%	-9.38%
- 20%	7.00%	-13.00%	-19.38%
- 30%	N/A	-23.00%	-29.38%
- 40%	N/A	-33.00%	-39.38%
- 50%	N/A	-43.00%	-49.38%
- 60%	N/A	-53.00%	-59.38%
- 70%	N/A	-63.00%	-69.38%
- 80%	N/A	-73.00%	-79.38%
- 90%	N/A	-83.00%	-89.38%
- 100%	N/A	-93.00%	-99.38%

FWP-16

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is an independent petroleum refiner and marketer in the United States with two operating segments — (1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA Gasolinetm brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$3.87	$1.20	$1.40
December 31, 2002	$2.60	$0.63	$2.26
March 31, 2003	$3.72	$1.70	$3.70
June 30, 2003	$4.28	$3.23	$3.44
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 30, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
July 29, 2008*	$19.99	$14.79	$15.78

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $15.78

Protection level: 60.00%

Protection price: $9.47

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.371356

Coupon: 20.00% per annum

Maturity: February 11, 2009

Dividend yield: 2.53% per annum

Coupon amount monthly: $16.67

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.27%
+ 90%	10.00%		91.27%
+ 80%	10.00%		81.27%
+ 70%	10.00%		71.27%
+ 60%	10.00%		61.27%
+ 50%	10.00%		51.27%
+ 40%	10.00%		41.27%
+ 30%	10.00%		31.27%
+ 20%	10.00%		21.27%
+ 10%	10.00%		11.27%
+ 5%	10.00%		6.27%

0%	10.00%		1.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.73%
- 10%	10.00%	0.00%	-8.73%
- 20%	10.00%	-10.00%	-18.73%
- 30%	10.00%	-20.00%	-28.73%
- 40%	10.00%	-30.00%	-38.73%
- 50%	N/A	-40.00%	-48.73%
- 60%	N/A	-50.00%	-58.73%
- 70%	N/A	-60.00%	-68.73%
- 80%	N/A	-70.00%	-78.73%
- 90%	N/A	-80.00%	-88.73%
- 100%	N/A	-90.00%	-98.73%

FWP-18

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
July 29, 2008*	$40.74	$29.70	$33.33

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 29, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $33.33

Protection level: 70.00%

Protection price: $23.33

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.003000

Coupon: 18.00% per annum

Maturity: February 11, 2009

Dividend yield: 1.53% per annum

Coupon amount monthly: $15.00

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.77%
+ 90%	9.00%		90.77%
+ 80%	9.00%		80.77%
+ 70%	9.00%		70.77%
+ 60%	9.00%		60.77%
+ 50%	9.00%		50.77%
+ 40%	9.00%		40.77%
+ 30%	9.00%		30.77%
+ 20%	9.00%		20.77%
+ 10%	9.00%		10.77%
+ 5%	9.00%		5.77%

0%	9.00%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.23%
- 10%	9.00%	-1.00%	-9.23%
- 20%	9.00%	-11.00%	-19.23%
- 30%	9.00%	-21.00%	-29.23%
- 40%	N/A	-31.00%	-39.23%
- 50%	N/A	-41.00%	-49.23%
- 60%	N/A	-51.00%	-59.23%
- 70%	N/A	-61.00%	-69.23%
- 80%	N/A	-71.00%	-79.23%
- 90%	N/A	-81.00%	-89.23%
- 100%	N/A	-91.00%	-99.23%

FWP-20